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                                                                  EXHIBIT 4.1(b)


                                 TESCORP, INC.
                   AMENDED AND RESTATED 1991 INCENTIVE PLAN

1.     PURPOSE

     The purpose of the Tescorp, Inc. 1991 Incentive Plan (the "Plan") is to
                                                                ----
advance the interests of Tescorp, Inc. (the "Company") and its Subsidiaries (as
                                             -------
defined below) by providing incentive awards and stock ownership opportunities to certain key employees (including officers and directors), consultants and other individuals who contribute significantly to the performance of the Company and its Subsidiaries. In addition, the Plan is intended to enhance the ability of the Company and its Subsidiaries to attract and retain individuals of superior managerial ability and to motivate such key employees to exert their best efforts towards future progress and profitability of the Company and its Subsidiaries. Accordingly, the Company may make awards ("Awards") to key
                                                          ------
employees, consultants and other individuals in the form of (i) options

("Options") to purchase shares of the Company's common stock, par value $.02 per
---------
share ("Common Stock"), (ii) shares of Common Stock which are restricted as
        ------ -----
provided in Section 7 ("Restricted Stock") and (iii) limited stock appreciation rights ("LSARs"). Options may be either incentive stock options ("ISOs") which
         -----                                                     ----
are qualified under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonqualified stock options ("Nonqualified Options").
      ----                                    --------------------

     For purposes of the Plan, a "Subsidiary" shall be any corporation in which
                                  ----------
the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of all classes of stock in such corporation.

2.   APPROVAL OF AWARDS

       Each Award may be approved in any of the following ways:

          A. BOARD/COMMITTEE APPROVAL. The entire Board or the Committee (as defined below) may vote in advance to approve such Award.

          B. SHAREHOLDER APPROVAL/RATIFICATION. In compliance with Section 14 of the Securities Exchange Act of 1934 ("1934 Act"), a majority of the
                                              --------
     shareholders of the Company duly entitled to vote on such matters at meetings held in accordance with the laws of the State of Texas may, either in advance of the Award or no later than the next annual meeting of shareholders, affirmatively vote to approve such Award.

3.   ADMINISTRATION AND INTERPRETATION

          A. ADMINISTRATION. The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors (the
                                  ---------
     "Board") of Tescorp, Inc.  The Committee shall consist solely of two or
     ------
     more "Non-Employee Directors" within the meaning of Rule 16b-3 of the
     General
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     Rules and Regulations of the 1934 Act. The Committee may prescribe, amend and rescind rules and regulations for administration of the Plan and shall have full power and authority to construe and interpret the Plan. The Committee may correct any defect or any omission or reconcile any inconsistency in the Plan or, subject to the requirements of Section 2 herein, in any grant made under the Plan in the manner and to the extent it shall deem desirable.

          Committee members shall be appointed by and shall serve at the pleasure of the Board. If any members of the Committee possess an interest in any other transaction for which disclosure would be required pursuant to Rule 404(a) of Regulation S-K of the General Rules and Regulations of the 1934 Act or are engaged in a business relationship for which disclosure is required pursuant to Rule 404(b), then the Committee may not grant Awards under the Plan. The Board may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. A majority of the members of the Committee shall constitute a quorum, and the acts of a majority of the members present at a meeting, or the acts of a majority of the members evidenced in writing, shall be the acts of the Committee. Members of the Committee may, in the discretion of the Board, receive compensation for their services as members, and all expenses and liabilities they incur in connection with the administration of the Plan shall be borne by the Company.

          The day-to-day administration of the Plan may be carried out by such officers and employees of the Company or its Subsidiaries as shall be designated from time to time by the Committee. The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons, and the Committee, the Company and the officers and employees of the Company shall be entitled to rely upon the advice, opinions or valuations of any such persons.

          The Board, the Committee or the shareholders, as the case may be, shall have concurrent authority to make all decisions concerning specific Awards granted under the Plan, including without limitation the selection of the persons to whom Awards are granted, the number of shares of Common Stock subject to each Award and the terms and conditions of each Award. The Committee shall construe the terms and provisions of the Plan and the Agreements and adopt, from time to time, such rules and regulations, not inconsistent with the terms of the Plan, as it may deem advisable to carry out the Plan. All decisions by the Committee shall be final. The effective date of an Award is referred to herein as the "Grant Date."
                                                              ----------

     B. INTERPRETATION. The Interpretation and construction by the Committee of any provisions of the Plan or of any grant under the Plan and any determination by the Committee under any provision of the Plan or any such grant shall be final and conclusive for all purposes.

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     C.  LIMITATION ON LIABILITY.  Neither the Committee nor any member thereof shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan in good faith, and the members of the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense including counsel fees) arising therefrom to the full extent permitted by law and the articles of incorporation of the Company. The members of the Committee, if appointed, shall be named as insureds under any directors and officers liability insurance coverage that may be in effect from time to time.

4.   SHARES SUBJECT TO GRANTS UNDER THE PLAN

     The aggregate number of shares which may be issued under Awards granted under the Plan shall not exceed 2,000,000 shares of Common Stock; provided however, that the number of Awards granted to any single executive officer of the Company during any fiscal year shall not exceed 1,000,000 shares of Common Stock under the Plan during such year. Such shares may consist of authorized but unissued shares of Common Stock or previously issued shares of Common Stock reacquired by the Company. Any of such shares which remain unissued and which are not subject to outstanding Awards at the termination of the Plan shall cease to be subject to the Plan, but until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan and the outstanding Awards. The number of shares of Common Stock which are available for Awards under the Plan shall be decreased by each exercise of an Option or LSAR, and by each grant of Restricted Stock, and to the extent that such Award lapses the shares theretofore subject to such Award may again be subject to other Awards granted under the Plan. If any Award, in whole or in part, expires or terminates unexercised or is cancelled or forfeited, the shares theretofore subject to such Award may be subject to another Award granted under the Plan. The aggregate number of shares which may be issued under Awards granted under the Plan shall be subject to adjustment as provided in Section 9 hereof.

5.   ELIGIBILITY

     The individuals who shall be eligible to receive Awards under the Plan shall be such key employees, directors, independent consultants and other individuals as the Committee from time to time shall determine; provided, that only employees of the Company and Subsidiaries shall be eligible to receive grants of ISOs. In granting Awards, the Board, the Committee or the shareholders, as the case may be, shall take into consideration the contribution an individual has made or may make to the success of the Company or its Subsidiaries and such other factors as the Committee shall determine. The Board, the Committee or the shareholders, as the case may be, shall also have the authority to consult with and receive recommendations from officers and other employees of the Company and its Subsidiaries with regard to these matters. In no event shall any individual or his legal representatives, heirs, legatees, distributees or successors have any

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right to participate in the Plan except to such extent, if any, as the Committee shall determine.

     Awards may be granted under the Plan from time to time in substitution for stock options, restricted stock or other stock-based compensation awards granted by other corporations where, as a result of a merger or consolidation of such other corporation, or the acquisition by the Company or a Subsidiary of stock of, or other beneficial ownership interest in, such other corporation, the individuals who held such awards become eligible to receive Awards under the Plan.

6.   GRANTS AND TERMS OF OPTIONS

     A. GRANTS OF OPTIONS. Grants of Options under the Plan shall be for such number of shares of Common Stock and shall be subject to such terms and conditions as the Board, the Committee or the shareholders, as the case may be, shall designate. Options may be granted by the Board, the Committee or the shareholders, as the case may be, to any eligible individual at any time and from time to time.

     B. TERMS OF OPTIONS. Each grant of an Option shall be evidenced by an Agreement executed by the recipient of the Option (the "Optionee") and an
                                                             --------
     authorized officer of the Company. Each Agreement shall be in a form approved by the Committee, shall comply with and be subject to the terms and conditions of the Plan and may contain such other provisions, consistent with the terms and conditions of the Plan and the specific Awards, as the Committee shall deem advisable. References herein to an Agreement shall include, to the extent applicable, any amendment to the Agreement and any interpretation or construction thereof by the Committee pursuant to this Plan.

          (1) EXERCISE OF OPTIONS. Options shall not be exercisable prior to the date six months following the Grant Date. In the discretion of the Committee, each Agreement may state that the Option granted therein may not be exercised in whole or in part for a period or periods of time specified in such Agreement and may further limit the exercisability of the Option in such a manner as the Committee deems appropriate, consistent with the terms of the specific Award. In addition, the Committee may, by a resolution duly adopted, suspend the exercisability of all outstanding Options at any time and from time to time upon a determination, in its discretion that such suspension is in the best interests of the Company and its shareholders; provided, that the resolution effecting any such suspension shall also make provision for the exercise of all outstanding Options for a reasonable period of time following such suspension. Except as provided herein or as so specified in the Agreement or in a resolution of the Committee, any Option may be exercised in whole at any time or in part from time to time during its term. The Committee may, in

                                       4
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          its discretion, consistent with the terms of the specific Award, at any time and from time to time accelerate the exercisability of all or part of any Option. An Optionee may exercise an Option by providing written notice to the Company at any time or from time to time during the period such Option is exercisable and by satisfying such other conditions as set forth in the Agreement relating to the Option, including without limitation satisfying the requirements for tax withholding with respect to such exercise.

          (2) PAYMENT OF OPTION EXERCISE PRICE. Upon exercise of an Option, the full price per share (the "Exercise Price") for the shares with
                                     --------------
          respect to which the Option is being exercised shall be payable to the Company (i) in cash or by check payable and acceptable to the Company or (ii) subject to the approval of the Committee, (a) by tendering to the Company shares of Common Stock owned by the Optionee having an aggregate Market Value Per Share (as defined below) as of the date of exercise and tender that is not greater than the Exercise Price for the shares with respect to which the Option is being exercised and by paying any remaining amount of the Exercise Price as provided in (i) above; provided, the Committee may, upon confirming that the Optionee owns the number of additional shares being tendered, authorize the issuance of a new certificate for the number of shares being acquired pursuant to the exercise of the Option less the number of shares being tendered upon the exercise and return to the Optionee (or not require surrender of) the certificate for the shares being tendered upon the exercise or (b) by the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option exercise price; provided that in the event the Optionee chooses to pay the Option exercise as provided in (ii)(b) above, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure. Payment instruments will be received subject to collection.

          (3) NUMBER OF SHARES. Each Agreement shall state the total number of shares of Common Stock that are subject to the Option, which number shall be subject to adjustment pursuant to Section 9.

          (4) EXERCISE PRICE. The Exercise Price for each Option shall be fixed on, or in case of ratification by the shareholders, as of the Grant Date. The Exercise Price may be greater or, other than with respect to an ISO, less than the Market Value Per Share on the Grant Date, but in no event less than the par value of the Common Stock. The Exercise Price shall be subject to adjustment pursuant to Section 9.

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          (5) TERM.  The term of each Option shall be determined at the Grant
          Date; provided, however, that each Option shall expire no later than ten years from the Grant Date and in the event no determination is made to the contrary, shall expire ten years from the Grant Date, or in the case of an Incentive Stock Option granted to an employee who owns in excess of 10% of the outstanding voting stock of the Company, shall expire five years from the Grant Date (such date, as determined by the Committee or provided for herein, being referred to hereafter as the "Expiration Time").
                  ---------------

          (6) MARKET VALUE PER SHARE.  "Market Value Per Share" shall be
                                        ----------------------
          determined as of any particular date by any fair and reasonable means determined by the Board, the Committee or the Shareholders, as the case may be.

          (7) TERMINATION OF EMPLOYMENT. In the event that an Optionee's employment with the Company shall terminate for reasons other than (i) retirement, with the consent of the Company or the Optionee's employing Subsidiary, as the case may be ("retirement"), (ii)
                                                     ----------
          permanent disability or (iii) death, the Optionee shall have the right, subject to subsections (1) and (5) above, to exercise any Option at any time during the period of three months following such termination to the extent the Option was exercisable on the termination date.

               In the event that an Optionee's employment with the Company shall terminate due to retirement or permanent disability, the Optionee shall have the right, subject to subsections (1) and (5) above, to exercise any Option at any time during the period of 12 months following such termination, to the extent the Option was exercisable on the termination date. Whether any termination of employment is due to retirement or permanent disability, and whether an authorized leave of absence or absence on military or government service or for other reasons shall constitute a termination of employment, for the purposes of the Plan shall be determined by the Committee.

              With respect to Options granted to an individual who is not an employee of the Company on the Grant Date, the Board, the Committee or the shareholders, as the case may be, may specify the terms and conditions upon which such Option shall terminate.

              If an Optionee shall die while entitled to exercise an Option, the Optionee's estate, personal representative or beneficiary, as the case may be, shall have the right, subject to subsections (1) and (5) above, to exercise the Option at any time during the period of 12 months following

                                       6
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          the date of the Optionee's death to the extent that the Option was exercisable on the date of the Optionee's death.

              The Committee may, in its discretion, consistent with the terms of the specific grant, (i) accelerate the exercisability of all or part of an Option that is not otherwise exercisable or (ii) provide that an Option shall remain outstanding and be exercisable following termination of employment (or other specified events in the case of nonemployees) on such other terms and conditions as the Committee shall approve.

          (8) INCENTIVE STOCK OPTIONS. ISOs may be granted only to individuals who are key employees (including officers who are also key employees) of the Company at the time the ISO is granted. ISOs may be granted to the same individual on more than one occasions, but in no event shall an ISO be granted after December 31, 2000.

              No employee shall be eligible to receive an ISO if, on the Grant Date, such employee owns (including ownership through the attribution provisions of Section 424 of the Code) in excess of 10% of the outstanding voting stock of the Company (or of its parent or subsidiary as defined in Section 424 of the Code) unless the following two conditions are met:

                       (i) the option price for the shares of Common Stock
                    subject to the ISO is at least 110% of the fair market value of the shares of Common Stock on the Grant Date; and

                       (ii) the Agreement provides that the term of the ISO does
                    not exceed five years.

              No employee shall be eligible to receive ISOs (under the Plan and all other option plans of the Company, its parent and subsidiary corporations) that are exercisable for the first time in any calendar year with respect to stock with an aggregate fair market value (determined at the Grant Date) in excess of $100,000.

          (9) RELOAD OPTIONS. In the event a person who is an active employee of the Company or a Subsidiary shall exercise an Option (the "Original
                                                                        --------
          Option") by paying all or a portion of the Exercise Price of the
          ------
          shares of Common Stock subject to the Original Option by tendering to the Company shares of Common Stock owned by such person, an Option to purchase the number of shares of Common Stock used for such purpose by the employee (the "Reload Option") shall be granted to the employee as
                             -------------
          of the exercise date; provided that a Reload Option has been granted to such Optionee with respect to such Option, as evidenced in his Agreement. The

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          Exercise Price of the Common Stock subject to the Reload Option shall be 100% of Market Value Per Share of the Common Stock on such date, subject to adjustment as provided in Section 9. The Reload Option may be exercised at any time during the term of the Original Option, subject to such limitations, if any, as may be placed on such exercisability in the Agreement.

7.   RESTRICTED STOCK

     A. AWARDS OF RESTRICTED STOCK. Restricted Stock may be awarded to any individual eligible to receive the same, at any time and from time to time. The issuance of Restricted Stock to an individual pursuant to an Award may be made subject to such restrictions and the future satisfaction or occurrence of terms, conditions or contingencies (collectively,

     "Conditions") set when the Award is made, such that failure of any
      ----------
     Condition shall cause all or part of such shares to be forfeited.


     B. DESCRIPTION OF RESTRICTED STOCK. Shares of Restricted Stock may not be sold, exchanged, pledged, transferred, assigned or otherwise encumbered or disposed of until the Conditions set at the time of the Award have been satisfied. A share of Restricted Stock shall be subject to such restrictions and Conditions as may be established at the time of the Award, which may include, without limitation, "lapse" and "non-lapse" restrictions
                                             -----       ---------
     (as such terms are defined in regulations promulgated under Section 83 of the Code) and the achievement of specific goals.

         If an individual is granted shares of Restricted Stock (whether or not escrowed as provided below), the recipient shall be the record owner of such shares and shall have the rights of a shareholder with respect to such shares (unless the escrow agreement, if any, specifically provides otherwise), including the right to vote and the right to receive dividends or other distributions made or paid with respect to such shares. Any certificate or certificates representing shares of Restricted Stock shall bear a legend similar to the following:

         The shares represented by this certificate have been issued pursuant to an Award made under the terms of the Tescorp, Inc. 1991 Incentive Plan and may not be sold, pledged, transferred, assigned or otherwise encumbered in any manner except as set forth in the terms of such Award dated __________, 19__.

         In order to enforce the restrictions and Conditions that may be applicable to a recipient's shares of Restricted Stock, the Committee may require the recipient, upon the receipt of a certificate or certificates representing such shares, or at any time thereafter, to deposit such certificate or certificates, together with stock powers and other instruments of transfer appropriate endorsed in blank, with

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

     the company or an escrow agent designated by the Company under an escrow agreement, in such form as shall be determined by the Committee.

         After the satisfaction or occurrence of the Conditions and the lapse of all restrictions, a certificate, without the legend set forth above, shall be delivered to the recipient for the number of shares that are no longer subject to restrictions and Conditions. The remaining shares of Restricted Stock issued with respect to such Award, if any, shall either be reacquired by the Company and forfeited by the recipient or, if appropriate under the terms of the Award applicable to such shares, shall continue to be subject to the restrictions and Conditions.

     C. PAYMENT OF RESTRICTED STOCK. The satisfaction of the Conditions and the lapse of all restrictions, and the delivery of a certificate without the legend set forth above for the portion of such award that is no longer subject to restrictions and Conditions, is hereinafter referred to as the

     "payment" of such portion of the Award.  Subject to the provisions above,
     --------
     each Award shall be paid at the time and in the manner specified at the time of the Award.

     D. PAYMENT IN THE EVENT OF TERMINATION OF EMPLOYMENT. In the event a recipient's employment with the Company shall terminate prior to the satisfaction or occurrence of a Condition applicable to all or a portion of an Award of Restricted Stock, then such portion of the Award shall be reacquired by the Company and forfeited by the recipient; provided, however, if the termination of employment is due to the employee's death, permanent disability or retirement, the Committee may, in its sole discretion, deem the Conditions to have been met for all or part of such portion of the Award. With respect to the shares of Restricted Stock granted to an individual who is not an employee of the Company on the Grant Date, the Committee may specify the circumstances upon which the shares of Restricted Stock shall be forfeitable prior to the satisfaction of applicable Conditions.

         If Restricted Stock shall be reacquired by the Company and forfeited as provided herein, the recipient, or in the event of his death or his personal representative, shall forthwith deliver to the Secretary of the Company the certificates for the Restricted Stock awarded pursuant to the Plan to the recipient, accompanied by such instrument of transfer, if any, as may reasonably be required by the Secretary of the Company.

         If a recipient dies after satisfaction of the Conditions for the payment of all or a portion of an Award of Restricted Stock but prior to the actual payment of all or such portion thereof, such payment shall be made to the recipient's beneficiary or beneficiaries at the time and in the same manner that such payment would have been made to the recipient.

8.   LSARs

     A. The Board, the Committee or the shareholders, as the case may be, shall have authority to grant a right (referred to in the Plan as an "LSAR") to
                                                                     ----
     the holder of any Option (such Option is referred to herein as a "Related
                                                                       -------
     Option") with respect to all or some of the shares of Common Stock covered
     ------
     by such Related Option. An LSAR may be granted either at the time of the grant of the Related Option or at any time thereafter during its term; provided, no Award of an LSAR may be made after termination of the Plan.
     An LSAR shall be evidenced by provisions in the Agreement covering the Related Option, or an amendment thereto. An LSAR may be exercised only during the period of seven months following a Change of Control Date (as defined in Section 8.D hereof). Unless otherwise provided in the respective Agreement, an LSAR shall be exercisable as to the entire number of shares covered by the Related Option, without regard to whether the Related Option is otherwise fully vested.

     B. Upon the exercise of an LSAR, the Related Option shall cease to be exercisable to the extent of the number of shares of Common Stock with respect to which such LSAR is exercised. Upon the exercise or termination of a Related Option, the LSAR with respect to such Related Option shall terminate to the extent of the shares of Common Stock with respect to which the Related Option was exercised or terminated. In the event that the term of the Related Option would otherwise expire prior to the end of the seven-month period specified in Section 8.A., then the term of the Related Option shall be automatically extended to the end of such period.

     C. Upon the exercise of an LSAR, the holder thereof shall receive in cash whichever of the following amounts is applicable:

          (1) in the case of an exercise of an LSAR by reason of the occurrence of an Offer (as defined in Section 8.D.(1) hereof), an amount equal to the Offer Spread (as defined in Section 8.F. hereof);

          (2) in the case of an exercise of an LSAR by reason of shareholder approval of an agreement described in Section 8.D.(2) hereof, an amount equal to the Merger Spread (as defined in Section 8.H. hereof);

          (3) in the case of an exercise of an LSAR by reason of shareholder approval of a plan of liquidation described in Section 8.D.(2) hereof, an amount equal to the Liquidation Spread (as defined in Section 8.J hereof);

          (4) in the case of an exercise of an LSAR by reason of an acquisition of Common Stock described in Section 8.D.(3) hereof, an amount equal to the Acquisition Spread (as defined in Section 8.L. hereof); or

          (5) in the case of an exercise of an LSAR by reason of a change in the constituency of the Board described in Section 8.D.(4) hereof, an amount equal to the Other Spread (as defined in Section 8.N. hereof).

     D.  For purposes of the Plan, the term "Change of Control" shall mean the
                                             -----------------
     occurrence of any one or more of the following events:

         (1) any corporation (other than the Company or a Subsidiary), person or group (within the meaning of Sections 13(d) or 14(d)(2) of the 1934 Act) makes a tender or exchange offer which, if consummated, would make such corporation, person or group the beneficial owner (within the meaning of Rule 13d-3 under the 1934 Act) of voting securities of the Company representing more than 25% of the total number of votes eligible to be cast at any election of directors of the Company and, pursuant to such offer, purchases are made (an "Offer");
                             -----

         (2) the shareholders of the Company approve an agreement to merge or consolidate the Company with or into another corporation or to sell, lease or otherwise dispose of all or substantially all of its assets, or adopt a plan of liquidation;

         (3) any corporation, person or group (within the meaning of Sections 13(d) and 14(d)(2) of the 1934 Act) becomes the beneficial owner (within the meaning of Rule 13d-3 under the 1934 Act) becomes the beneficial owner (within the meaning of Rule 13d-3 under the 1934 Act) of voting securities of the Company representing more than 25% of the total number of votes eligible to be cast at any election of directors of the Company; or

         (4) those persons who constitute the Directors at the beginning of any two-year period cease to constitute a majority of the Board at any time during such two-year period;

     provided, however, that in no event shall a Change of Control or Change of Control Date (as defined below) be deemed to have occurred if the Board, by written action taken prior to, and with respect to, an event otherwise constituting a Change of Control, determines in its discretion that such event shall not constitute a Change of Control for purposes of the Plan and the Agreements relating to LSARs and Restricted Stock LSARs (defined below) entered into in connection with the Plan. As used herein, and subject to the proviso contained in the preceding sentence, the term "Change of
                                                                ---------
     Control Date" means the first purchase of voting securities of the Company
     ------------
     pursuant to an Offer, the date of any shareholder approval or adoption of an agreement or plan referred to in Section 8.D.(2), the date on which the event described in Section 8.D.(3) occurs, or the date on which the change in constituency of the Board, described in Section 8.D.(4) occurs, as the case may be.

     E.  The term "Offer Price Per Share" as used in this Section 8 shall mean,
                   ---------------------
     with respect to the exercise of any LSAR which becomes execrable by reason of the occurrence of an Offer, the greater of (i) the highest price per share of Common Stock paid in the Offer or (ii) the highest Market Value Per Share of Common Stock during such sixty-day period. Any securities or property which are part or all of the consideration paid for shares of Common Stock in the Offer shall be valued in determining the Offer Price Per Share at the higher of (A) the valuation placed on such securities or property by the corporation, person or other entity making such Offer and
     (B) the valuation placed on such securities or property by the Committee.

     F.  The term "Offer Spread" as used in this Section 8 shall mean an amount
                   ------------
     equal to the product computed by multiplying (i) the excess of (A) the Offer Price Per Share over (B) the Exercise Price per share of Common Stock at which the Related Option is exercisable, by (ii) the number of shares of Common Stock with respect to which such LSAR is being exercised.

     G.  The term "Merger Price Per Share" as used in this Section 8 shall mean,
                   ----------------------
     with respect to the exercise of any LSAR which becomes exercisable by reason of shareholder approval of an agreement described in Section 8.D.(2), the greater of (i) the fixed or formula price for the acquisition or conversion of shares of Common Stock specified in such agreement if such fixed or formula price is determinable on the date on which such LSAR is exercised, and (ii) the highest Market Value Per Share of Common Stock during the sixty-day period ending on the date on which such LSAR is exercised. Any securities or property which are part or all of the consideration paid for shares of Common Stock pursuant to such agreement shall be valued in determining the Merger Price Per Share at the higher of
     (A) the valuation placed on such agreement and (B) the valuation placed on such securities or property by the Committee.

     H.  The term "Merger Spread" as used in this Section 8 shall mean an amount
                   -------------
     equal to the product computed by multiplying (i) the excess of (A) the Merger price Per Share over (B) the Exercise Price per share of Common Stock at which the Related Option is exercisable, by (ii) the number of shares of Common Stock with respect to which such LSAR is being exercised.

     I.  The term "Liquidation Price Per Share" as used in this Section 8 shall
                   ---------------------------
     mean, with respect to the exercise of any LSAR which becomes exercisable by reason of shareholder approval of a plan of liquidation described in
     Section 8.D.(2), the greater of (i) the highest amount paid or to be paid per share of Common Stock pursuant to the plan of liquidation as determined by the Board and (ii) the highest Market Value Per Share of Common Stock during the sixty-day period ending on the date on which such LSAR is exercised. Any securities or property which (A) are part of all the consideration paid for shares of Common

     Stock pursuant to such plan of liquidation or (B) are to be sold and the proceeds distributed in liquidation shall be valued in determining the Liquidation Price Per Share at the higher of (i) the valuation placed on such securities or property by the Company upon the distribution of such securities or property in accordance with the plan of liquidation, if known at the time of the exercise of such LSAR, and (ii) the valuation placed on such securities or property by the Committee.

     J.  The term "Liquidation Spread" as used in this Section 8 shall mean an
                   ------------------
     amount equal to the product computed by multiplying (i) the excess of (A) the Liquidation Price Per Share over (B) the Exercise Price per share of Common Stock at which the Related Option is exercisable by (ii) the number of shares of Common Stock with respect to which such LSAR is being exercised.

     K.  The term "Acquisition Price Per Share" as used in this Section 8 shall
                   ---------------------------
     mean, with respect to the exercise of any LSAR which becomes exercisable by reason of an acquisition of voting securities described in Section 8.D.(3), the greater of (i) the highest price per share of Common Stock paid by such corporation, person or group during the ninety-day period ending on the Change of Control Date as stated on the Schedule 13D, 14D-1 or similar schedule (or amendment thereto) filed by such corporation, person or group, and (ii) the highest Market Value Per Share of Common Stock during the sixty-day period ending on the date the LSAR is exercised.

     L.  The term "Acquisition Spread" as used in this Section 8 shall mean an
                   ------------------
     amount equal to the product computed by multiplying (i) the excess of (A) the Acquisition Price Per Share over (B) the purchase price per share of Common Stock at which the Related Option is exercisable, by (ii) the number of shares of Common Stock with respect to which such LSAR is being exercised.

     M.  The term "Other Price Per Share" as used in this Section 8 shall mean,
                   ---------------------
     with respect to the exercise of any LSAR by reason of a change in the constituency of the Board described in Section 8.D.(4), the highest Market Value Per Share of Common Stock during the sixty-day period ending on the date the LSAR is exercised.

     N.  The term "Other Spread" as used in this Section 8 shall mean an
                      ------------
     amount equal to the product computed by multiplying (i) the excess of (A) the Other Price Per Share over (B) the exercise Price per share of Common Stock at which the Related Option is exercisable, by (ii) the number of shares of Common Stock with respect to which such LSAR is being exercised.

     O.  A right (referred to in the Plan as a "Restricted Stock LSAR") may
                                                   ---------------------
     be granted to the holder of any shares of Restricted Stock with respect to all or some of such shares. A Restricted Stock LSAR may be granted either at the time of the Award of the Restricted Stock or at any time thereafter during the term of any applicable restrictions; provided, no Award of a Restricted Stock LSAR may be made after termination of the Plan. Restricted Stock LSARs shall be evidenced by provisions in the Agreements relating to the Restricted Stock or an amendment thereto. A Restricted Stock LSAR may be exercised only during the period of seven months following a Change of Control Date. Each Restricted Stock LSAR granted under the Plan shall specify the number of shares of Restricted Stock that are subject to such Restricted Stock LSAR. Unless provided otherwise in the respective Agreement, the Restricted Stock LSAR may be exercised with respect to all shares or Restricted Stock whether or not the restrictions applicable to such shares have lapsed or the Conditions applicable to such shares have occurred or been satisfied.

     P. Upon the exercise of a Restricted Stock LSAR, the holder of the Restricted Stock will tender to the Company all shares of Restricted Stock as to which the Restricted Stock LSAR is being exercised and will receive in cash whichever of the following amounts is applicable:

            (i) in the case of an exercise of a Restricted Stock LSAR by reason of the occurrence of an Offer (as defined in Section 8.D.(1) hereof), an amount equal to the Offer Price Per Share (as defined Section 8.E. hereof);

            (ii) in the case of an exercise of a Restricted Stock LSAR by reason of an agreement described in Section 8.D.(2) hereof, an amount equal to the Merger Price Per Share (as defined in Section 8.G. hereof);

            (iii) in the case of an exercise of a Restricted Stock LSAR by reason of shareholder approval of a plan of liquidation described in
          Section 8.D.(2) hereof, an amount equal to the Liquidation Price Per Share (as defined in Section 8.I. hereof);

            (iv) in the case of an exercise of a Restricted Stock LSAR by reason of an acquisition of Common Stock described in Section 8.D.(3) hereof, an amount equal to the Acquisition Price Per Share (as defined in Section 8.K. hereof); or

            (v) in the case of an exercise of a Restricted Stock LSAR by reason of a change in the constituency of the Board described in Section 8.D.(4) hereof, an amount equal to the Other Price Per Share (as defined in Section 8.M. hereof).

9.   RECAPITALIZATION OR REORGANIZATION

     A. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the shareholders of the company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

     B. The shares with respect to which awards may be granted are shares of Common Stock as presently constituted. If, and whenever, prior to the termination of the Plan or the expiration of an outstanding Option, the Company shall effect a subdivision of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the remaining shares of Common Stock available under the Plan and the number of shares of Common Stock with respect to which outstanding Options may thereafter be exercised shall be proportionately increased, and the Exercise Price under outstanding Options shall be proportionately reduced. If, and whenever, prior to the termination of the Plan or the expiration of an outstanding Option, the Company shall effect a consolidation of shares of Common Stock, the remaining shares of Common Stock available under the Plan and the number of shares of Common Stock with respect to which any outstanding Option may thereafter be exercised shall be proportionately reduced, and the Exercise Price under the outstanding Options shall be proportionately increased.

     C. Except as may otherwise be expressly provided in the Plan, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustments by reason thereof shall be made with respect to, the number of shares of Common Stock available under the Plan or subject to Options theretofore granted or the Exercise Price per share.

     D. If the Company effects a recapitalization or otherwise materially changes its capital structure (both of the foregoing are herein referred to as a "Fundamental Change"), then thereafter upon any exercise of an Option
           ------------------
     theretofore granted, the holder shall be entitled to purchase under such Option, in lieu of the number of shares of Common Stock that would have been received, the number and class of shares of stock and securities to which the holder would have been entitled pursuant to the terms of the Fundamental Change if, immediately prior to such Fundamental Change, the Optionee had been the holder of record of the number of shares of Common Stock.

     E. Any adjustment provided for above shall be subject to any required shareholder action.

10.  RECIPIENT'S AGREEMENT

     If, at the time of the exercise of any Option or award of Restricted Stock, in the opinion of counsel for the Company, it is necessary or desirable, in order to comply with any then applicable laws or regulations relating to the sale of securities, for the individual exercising the Option or receiving the Restricted Stock to agree to hold any shares issued to the individual for investment and without intention to resell or distribute the same and for the individual to agree to dispose of such shares only in compliance with such laws and regulations, the individual will, upon the request of the company, execute and deliver to the Company a further agreement to such effect.

11.  WITHHOLDING FOR TAXES

     Any cash payment under the Plan shall be reduced by any amounts required to be withheld or paid with respect thereto under all present or future federal, state and local tax and other laws and regulations that may be in effect as of the date of each such payment ("Tax Amounts"). Any issuance of Common Stock
                                -----------
pursuant to the exercise of an Option or other distribution of Common Stock under the Plan shall not be made until appropriate arrangements have been made for the payment of any amounts that may be required to be withheld or paid with respect thereto. Such arrangements may, at the discretion of the Committee, include allowing the participate to tender to the Company shares of Common Stock owned by the participant, or to request the Company to withhold a portion of the shares of Common Stock being acquired pursuant to the exercise or otherwise distributed to the participant, which have a Market Value Per Share as of the date of such exercise, tender or withholding that is not greater than the sum of all Tax Amounts, together with payment of any remaining portion of all Tax Amounts in cash or by check payable and acceptable to the Company. Payment instruments will be received subject to collection.

12.  DESIGNATION OF BENEFICIARY

     Each individual to whom an Award has been made under this Plan may designate a beneficiary or beneficiaries (which beneficiary may be an entity other than a natural person) to receive any payment that under the terms of such Award may become payable on or after the individual's death. At any time, and from time to time, any such designation may be changed or cancelled by the individual without the consent of any such beneficiary. Any such designation, change or cancellation must be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee. If no beneficiary has been named by a deceased participant, or the designated beneficiaries have predeceased the individual, the beneficiary shall be the individual's estate. If an individual designates more than one beneficiary, any payments under this Plan to such beneficiaries shall be made in equal shares unless the individual has designated otherwise, in which case the payments shall be made in the shares designated by the individual.

13.  MISCELLANEOUS

     A. NO EMPLOYMENT CONTRACT. Nothing contained in the Plan shall be construed as conferring upon any employee the right to continue in the employ of the Company or any Subsidiary.

     B. EMPLOYMENT WITH SUBSIDIARIES. Employment by the Company for the purpose of this Plan shall be deemed to include employment by, and to continue during any period in which an employee is in the employment of, any Subsidiary; provided, that for purposes of determining employment with respect to ISOs, employment by the Company shall be deemed to include employment by, and to continue during any period in which an employee is in the employment of any Subsidiary.

     C. NO RIGHTS AS A SHAREHOLDER. A participant shall have no rights as a shareholder with respect to shares covered by such participant's Option or Restricted Stock award until the date of the issuance of shares to the employee pursuant thereto. No adjustment will be made for dividends or other distributions or rights for which the record date is prior to the date of such issuance.

     D. NO RIGHT TO CORPORATE ASSETS. Nothing contained in the Plan shall be construed as giving any participant, such participant's beneficiaries or any other person any equity or other interest of any kind in any assets of the Company or any Subsidiary or creating a trust of any kind or a fiduciary relationship of any kind between the Company or a Subsidiary and any such person, except to the extent such person is a holder of shares of Common Stock issued pursuant to the Plan.

     E. NO RESTRICTION ON CORPORATE ACTION. Nothing contained in the Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action that is deemed by the Company or such Subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any award made under the Plan. No participant, beneficiary or other person shall have any claim against the Company or any Subsidiary as a result of any such action.

     F. NON-ASSIGNABILITY. Neither a participant nor a participant's beneficiary shall have the power or right to sell, exchange, pledge, transfer, assign or otherwise encumber or dispose of such participant's or beneficiary's interest arising under the Plan or in any Restricted Stock or Award received under the Plan; nor shall such interest be subject to seizure for the payment of a participant's or beneficiary's debts, judgments, alimony, or separate maintenance or be transferable by operation of law in the event of a participant's or beneficiary's bankruptcy or insolvency and to the extent any such interest arising under the Plan or Restricted Stock or Award received under the Plan is awarded to a spouse pursuant to any divorce proceeding, such interest shall be deemed to be terminated and forfeited notwithstanding any vesting provisions or other terms herein or in the Agreement evidencing such Award.

     G. APPLICATION OF FUNDS. The proceeds received by the Company from the sale of shares of Common Stock pursuant to the Plan will be used for general corporate purposes.

     H. GOVERNING LAW; CONSTRUCTION. All rights and obligations under the Plan shall be governed by, and the Plan shall be construed in accordance with, the laws of the State of Texas without regard to the principles of conflicts of laws. Titles and headings to Sections herein are for purposes of reference only, and shall in no way limit, define or otherwise affect the meaning or interpretation of any provisions of the Plan.

     I. AMENDMENT AND TERMINATION. The Committee may from time to time and at any time alter, amend suspend, discontinue or terminate this Plan and any Awards hereunder; provided, however, that no such action of the Committee may, without the approval of the shareholders of the Company, alter the provisions of the Plan so as to increase the maximum number of shares of Common Stock that may be subject to Awards and distributed in the payment of Awards and exercises under the Plan (except as provided in Section 8). For the purposes of awarding ISOs, the Plan shall terminate on December 31, 2000, and no ISOs shall be awarded after such date.

     J. PREEMPTION BY APPLICABLE LAWS AND REGULATIONS. Anything in the Plan or any Agreement to the contrary notwithstanding, if, at any time specified herein or therein for the making of any determination, the issuance or other distribution of shares of Common Stock or the payment of consideration to an employee as a result of the exercise of any LSAR, as the case may be, any law, regulation or requirement of any governmental authority having jurisdiction in the premises shall require either the Company or the individual (or the individual's beneficiary), as the case may be, to take any action in connection with any such determination, the shares then to be issued or distributed or such payment, the issuance or distribution of such shares or the making of such determination or payment, as the case may be, shall be deferred until such action shall have been taken.

     AS AMENDED EFFECTIVE AS OF OCTOBER 11, 1996.